Exhibit 99.1

Coya Therapeutics’ CEO Dr. Howard Berman’s Letter to Stockholders

HOUSTON—(BUSINESS WIRE)—Coya Therapeutics, Inc. (NASDAQ: COYA) (“Coya” or the “Company”), a clinical-stage biotechnology company developing biologics intended to enhance Treg function, today released the following letter to stockholders from its Chief Executive Officer and Chairman, Dr. Howard Berman.

Dear Fellow Stockholders,

It’s hard to believe it’s now 6 months since our IPO closed on January 3rd of this year. We launched our IPO into one of the toughest biotech capital markets in recent memory and are enormously grateful to all our investors for the confidence they then showed in our prospects. I believe that to date, we’ve executed strongly against the goals we then established, and I remain excited about our future. I’d like to take this moment, mid-way through the year, to share some observations on what we’ve accomplished, what we’ve learned, and where we intend to take our company.

As promised, we have now generated what we consider strong clinical proof of concept (POC) data in Alzheimer’s Disease (AD) and Amyotrophic Lateral Sclerosis (ALS). We believe this data is driving excitement for our regulatory T cell (Treg)-modulating approach and represents the first in an ongoing series of important catalysts we believe we can deliver throughout this year and next. Momentum is building. Moreover, we will continue to look for business development opportunities that I believe have the potential to dramatically expand our options for ongoing stockholder value creation. We intend to pursue catalysts and milestones in 2023 and 2024 that we expect will drive our success.

A Deeply Personal Mission: Like many of you, I lost a parent, my dad, to the debilitating effects of neurodegenerative disease. I was profoundly affected watching this triple board-certified physician endure the slow decline of neurodegenerative disease…a passive observer to the loss of his formidable intellect and his inability at the end to find solace from loving family and friends.

Fortunately, my dad was able to receive care from Dr. Stanley Appel, a distinguished clinician and researcher at the Houston Methodist Research Institute, and now a trusted collaborator and Chairman of our Scientific Advisory Board. I came to learn of the groundbreaking work Dr. Appel was doing in understanding the biology and therapeutic potential of Tregs. As I studied Dr. Appel’s findings and spent time with him and his colleagues, we saw a compelling opportunity to bring this new science into a commercial venture focused on driving the potential of Tregs out of the lab and towards approved therapeutics meeting obvious and urgent patient needs. No longer a passive observer, we now had a calling to get to work.

Biologics Company Harnessing the Power of Treg Therapeutics: While the early work coming out of Dr. Appel’s lab was with Treg cellular therapeutics, we have now taken that fundamental know-how and rapidly developed two biologic programs, COYA 302 and COYA 301, each of which is aimed at enhancing Treg function. Additionally, we believe these two programs may also confer the advantages biologic drug products have in manufacturability, patient administration, and regulatory pathway.

Certainly, our big news during the first half of 2023 was the data we released in March for COYA 302 showing positive results in a POC open-label study in ALS patients and then in May and again in June for COYA 301 showing positive results in a POC open-label study in AD. In the POC COYA 302 study in ALS, disease progression in patients was halted out to 24 weeks with minimal decline out to 48 weeks as measured by ALSFRS, the most commonly accepted ALS functional scale. This was notable since the study patient population had been declining markedly prior to treatment. 24 weeks is an important timepoint as this is the period that ALS studies are usually benchmarked to measure differences in the ALSFRS scale for a treatment vs. placebo. To stabilize or show even a slight improvement at 24 weeks is rarely, if ever, seen in this disease. Moreover, the identification of highly promising blood biomarkers correlating to responsiveness of the treatment was observed which we believe provides further objective evidence of mechanism of action. We intend to present and/or publish this biomarker data in the second half of 2023 and will plan on leveraging that biomarker data in our Phase 2 trial design.

As we assess our progress at mid-year, we believe our stockholders will be best served by laser focusing our financial resources and managerial energy on COYA 302 in ALS and COYA 301 in AD.

COYA 302—Conducting a Meaningful Double-blind Trial in ALS: Based on the POC data we released in March, we now intend to design a well-powered and well-controlled study to demonstrate the safety and efficacy of Coya 302 in patients with ALS. We are preparing for a pre-IND meeting with the U.S. Food and Drug Administration (FDA) in the fall of 2023 and hope to have our IND application accepted by the FDA early next year with a Phase 2 trial expected to begin soon thereafter. Obviously, our study design will reflect guidance from the FDA, but based on our current thinking, we believe a meaningful study can be run in a cost-effective manner and within a relatively short time duration (due to the standard 24-week endpoint).

COYA 302—Leveraging a Meaningful Biomarker Associated with Treg Therapy in ALS: The recent approvals of Relyvrio® and Qalsody™ highlight the unmet medical need in ALS and provide helpful guidance on a regulatory pathway. Qalsody was recently granted accelerated approval based on the reduction of neurofilament light chain, a marker of neurodegeneration. Encouraging biomarker data from our COYA 302 ALS POC study and in other longitudinal cohort analyses are pointing to a blood biomarker/s related to oxidative stress that are consistently lowered with successful Treg-modulating treatment. We plan to present this data in the second half of 2023. Importantly, we anticipate that our study design for COYA 302 will include these biomarkers that may assist in adding robustness to our study. Certainly, having a correlative blood biomarker in ALS may prove very useful in regulatory interactions.

COYA 301—Awaiting the Results of an Academic Investigator Initiated Randomized Double-blind Phase 2 Trial in AD: The data that emerged from our COYA 301 POC trial in AD was highly encouraging. In this small study, cognitive function, as measured by three validated tools, either improved or did not decline. Treg function was significantly enhanced, blood cytokines and chemokines were significantly reduced with evidence of reduced neuroinflammation in the brain. We find the correlation of objective data points with cognitive function assessments to be exciting. Therefore, in further support of COYA 301 in AD and other diseases, we recently announced the appointment of a world-renowned immunologist, Dr. Guillaume Dorothee, to our Scientific Advisory Board. Dr. Dorothee was the first person to publish the impact of Tregs in AD, the therapeutic role of low dose IL-2 in enhancing Tregs in AD, and the drug’s restoration of cognitive function in AD mice models.

Currently, an ongoing academic Phase 2 double blind randomized trial (funded by the Gates Foundation and the Alzheimer’s Association) for use of low dose IL-2 in mild to moderate AD patients is underway at Houston Methodist (led by Dr. Alireza Faridar and Dr. Stanley Appel) and we anticipate reporting top line data in Q2 2024. This study is enrolling up to 46 patients and assessing Treg function, blood biomarkers, cerebrospinal fluid biomarkers (among them Aß42, Tau, and phospho-Tau), Positron Emission Tomography (PET) pre and post imaging scans, cognitive function, and safety. Our design and plan for a larger trial will be informed by this study.

With all this said, we now believe it is premature to continue to study COYA 301 in frontotemporal dementia.

Business Development Deals May Unlock Additional Value Along the Way: Which brings me to our emerging business development strategy. We consider the POC data for COYA 302 and COYA 301 both as encouragement to continue our development of these therapeutics, but also as encouragement to evaluate the merit of COYA 301 in combination with other therapeutic agents.

Partnerships with COYA 301 as a backbone therapy: Much like in Oncology, in which the field of immunotherapy is focused on combination therapies that target multiple pathways to evade resistance, the same may apply in neurodegeneration which is also driven by complex and multiple mechanisms. We believe that business development opportunities will continue to expand in leveraging COYA 301 as a backbone therapy in combination with other product candidates. Our early research points us to opportunities in combination with cytokine inhibitors or possibly ferroptosis inhibition. We believe this strategy is best executed in partnership with others who have therapeutic agents of interest.

I am delighted that Arun Swaminathan joined us in April of 2023. He is a first-class business development executive who rapidly executed company transformative deals at each of his prior companies. Arun is actively engaged in exploring potential strategic opportunities across our portfolio of assets as we believe successful partnering efforts have the potential to enhance our scientific bona fides, leverage our technology into new areas of unmet medical need, and importantly, possibly secure upfront fees and associated non-dilutive funding. We look forward to pursuing additional value creation catalysts that further highlight our entrepreneurialism and ability to execute, while maintaining focus on our core assets.

As I said at the outset, we are very grateful to our investors and take seriously our responsibly for the careful investment of the funds entrusted to us. We have always been conscientious in our spending and will continue that discipline as we progress in our development. I want you to know that my goals and your goals are completely aligned, and I remain keenly focused on building equity value at Coya and assure you that my colleagues share that commitment. We will do everything within our power to drive safe, effective treatments for patients while creating long-term value for our stockholders.

I look forward to ongoing communication and thank you for your continued support.

With gratitude,

Dr. Howard Berman

About Coya Therapeutics, Inc.

Headquartered in Houston, TX, Coya Therapeutics, Inc. (Nasdaq: COYA) is a clinical-stage biotechnology company developing proprietary treatments focused on the biology and potential therapeutic advantages of regulatory T cells (“Tregs”) to target systemic inflammation and neuroinflammation. Dysfunctional Tregs underlie numerous conditions including neurodegenerative, metabolic, and autoimmune diseases, and this cellular dysfunction may lead to a sustained inflammation and oxidative stress resulting in lack of homeostasis of the immune system. Coya’s investigational product candidate pipeline leverages multiple therapeutic modalities aimed at restoring the anti-inflammatory and immunomodulatory functions of Tregs. Coya’s lead therapeutic programs include Treg-enhancing biologics, the COYA 300 Series product candidates, COYA 301 and COYA 302 that are biologic therapies intended to enhance Treg function and expand Treg numbers. COYA 301 is a cytokine biologic for subcutaneous administration intended to enhance Treg function and expand Treg numbers in vivo, and COYA 302 is a biologic combination for subcutaneous and/or intravenous administration intended to enhance Treg function while depleting T effector function and activated macrophages. These two mechanisms may be additive or synergistic in suppressing inflammation. For more information about Coya, please visit www.coyatherapeutics.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates and results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, competitive position, industry environment and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to risks associated with the impact of COVID-19; the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics; the progress of patient enrollment and dosing in our preclinical or clinical trials; the ability of our product candidates to achieve applicable endpoints in the clinical trials; the safety profile of our product candidates; the potential for data from our clinical trials to support a marketing application, as well as the timing of these events; our ability to obtain funding for our operations; development and commercialization of our product candidates; the timing of and our ability to obtain and maintain regulatory approvals; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; the success of competing therapies or products that are or may become available; our ability to attract and retain key scientific or management personnel; our ability to identify additional product candidates with significant commercial potential consistent with our commercial objectives; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

David Snyder

david@coyatherapeutics.com

Hayden IR

James Carbonara

(646)-755-7412

James@haydenir.com

Media Contact

Jessica Starman

media@coyatherapeutics.com

Source: Coya Therapeutics, Inc.